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                                                              EXHIBIT 10.140


                           STOCK PURCHASE AGREEMENT

                                BY AND BETWEEN

                  CHUBB SECURITY HOLDINGS AUSTRALIA LIMITED

                                     AND

                      CORRECTIONS CORPORATION OF AMERICA




                         DATED AS OF MARCH ___, 1995






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                          STOCK PURCHASE AGREEMENT


         This Agreement (the "Agreement") is made and entered into this ____ day of March, 1995, by and between Corrections Corporation of America, a Delaware corporation having its principal place of business in Nashville, Tennessee (the "Buyer"), and Chubb Security Holdings Australia Limited A.C.N. 003 590 921, a New South Wales Company, having its principal place of business in New South Wales, Australia (the "Seller").

         WHEREAS, Seller will at the Closing (as hereinafter defined) own 15,000 "W" class shares and 7,500 "H" class shares in the capital of Corrections Corporation of Australia Pty. Ltd. A.C.N. 010 921 641, a Queensland Company (the "Company") which shares collectively represent fifty (50%) percent of the issued shares of the Company; and

         WHEREAS, Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, all of the shares in the capital of the Company owned by Seller upon and subject to the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the parties agree as follows:


                                  ARTICLE I

                         PURCHASE AND SALE OF SHARES

         1.01. TRANSFER OF SHARES. Subject to all of the terms and conditions of this Agreement, at the Closing, Seller hereby agrees to sell, transfer and convey to Buyer, and Buyer agrees to purchase and acquire from Seller, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges and encumbrances of any kind, 15,000 "W" class shares and 7,500 "H" class shares in the capital of the Company, which shares collectively constitute fifty (50%) percent of the issued shares in the capital of the Company (the foregoing shares of the Company are hereinafter collectively referred to as the "Shares").


                                 ARTICLE II

                                CONSIDERATION

         2.01. PURCHASE PRICE. The Purchase Price for the Shares shall be Five Million Dollars ($5,000,000) (Aust.) (the "Purchase Price"). The Purchase Price shall be paid by Buyer to Seller at the Closing, by bank cheque, bank wire transfer or such other method as may be mutually agreed upon by the parties.

         2.02. ASSUMPTION OF LIABILITIES. From and after the Closing, Buyer shall be responsible for any and all obligations of Seller with respect to providing equity financing to the Company,






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including, without limitation, payments in connection with the Company's overdraft facility or the provision of any equity necessary for construction and development of that certain new women's prison to be located in Victoria, Australia (the "New Women's Prison"). The Buyer undertakes to procure a full and conditional release for the Seller from all agreements entered into by it in relation to the construction, development and operation of the New Women's Prison and hereby indemnifies and shall keep indemnified the Seller from and against any and all loss, damage, costs, expenses, obligations and liability suffered or incurred by the Seller under or pursuant to any or all such agreements until the Seller shall have been fully and unconditionally released therefrom.

         2.03. PERSONNEL SERVICES. Following the Closing and until March 31, 1996 or such earlier date as may be agreed to by the parties, Seller shall provide various supervision and security operations personnel to the Borallon Correctional Centre in accordance with the terms and conditions of that certain Personnel Contract by and between Seller and Buyer to be attached hereto as Exhibit A.


                                 ARTICLE III

                     CLOSING; OBLIGATIONS OF THE PARTIES

         3.01. CLOSING DATE. Subject to the fulfillment of Section 7.07, the closing (the "Closing") shall take place and be effective for all purposes at 10:00 a.m., local time, on 14 April 1995 at the offices of Seller or at such other time and place as the parties hereto mutually agree (the "Closing Date"). If the Buyer has not received the notification referred to in Section 7.07 from the Commonwealth Government by 14 April 1995, the Closing Date shall be five working days after the receipt of such notification or if no notification is received within 40 days from the date that the Buyer has given notification to the Commonwealth government of its intention to enter into this Agreement, then five working days after the expiration of that 40 day period.

         3.02.   OBLIGATIONS OF THE PARTIES AT THE CLOSING.

                 (a) At the Closing, the events set out in clauses (i) through (v) shall occur:

                          (i) the Buyer shall pay the consideration as specified in Section 2.01;

                          (ii)    the Seller shall deliver to the Buyer or to
such person as Buyer may direct, the share certificate issued by the Company for the Shares together with an executed instrument of transfer in registrable form (except for the payment of any applicable stamp duty) for the Shares in favor of the Buyer or its nominee (as transferee) from the registered holder of the Shares (as transferor).

                          (iii)   the Seller shall deliver to the Buyer any
waiver, consent or other document which the Buyer may require to obtain a good title to the Shares registered in the name





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of the Buyer or its nominee, including any Power of Attorney under which any document required to be delivered under this Agreement has been executed.

                          (iv)    the Seller and the Buyer shall cause a
meeting of the Directors of the Company to be convened and shall procure that at the meeting:

                                  (a)      the Directors shall approve the
         transfer of the Shares to the Buyer or its nominee and, subject to the payment of stamp duty, direct the entries in the Company's share register be made, the existing share certificate for the Shares be cancelled and a new certificate in the name of the Buyer be issued;

                                  (b)      the Directors shall revoke any
         authorities for the operation of the Company's bank account granted to any nominee or officer of Seller or granted to any Director or Secretary appointed by Seller or representing Seller;

                                  (c)      two (2) persons that Buyer shall
         have previously nominated shall be appointed as Directors and one (1) person previously nominated by the Purchaser shall be appointed as Secretary of the Company in place of the Director and Secretary nominated by Seller or representing Seller;

                                  (d)      the Directors shall revoke any
         power/s of attorney granted by the Company prior to the meeting in favor of Seller or any Director or Secretary appointed by Seller;

                                  (e)      Ian Richards Masters and Graeme
         Francis Pettigrew shall each resign as Director of the Company. Their resignations shall be accepted; and

                                  (f)      The Directors shall appoint as an
         additional Secretary of the Company some person nominated for that purpose by Messrs. Thomas W. Beasley and T. Don Hutto.

                          (v)     Seller shall deliver to the Meeting of the
Directors of the Company:

                                  (a)      the written resignation of Messrs.
         Masters and Pettigrew and an acknowledgement from them that they have no claim of any nature against the Company;

                                  (b)      any property of the Company in the
         possession of Seller or any employee of Seller or in the possession of Messrs. Masters or/and Pettigrew; and

                          (vi)    Buyer may by written notice to the Seller
waive compliance by the Seller with the requirements of this Section 3.02 on the Seller's part to be performed.





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                      (vii)       The Buyer and the Seller being the only
shareholders in the Company, and being the only shareholders or class of shareholders entitled to appoint directors of the Company hereby agree that the quorum necessary for a valid meeting of directors of the Company shall be present if there shall be 3 directors present 2 of whom appointed by the "W" class shareholders and 1 by the "C" class shareholders or vice versa.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         In order to induce Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Seller hereby represents and warrants as follows:

         4.01. ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New South Wales and has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

         4.02. OWNERSHIP OF SHARES; VALIDITY AND ENFORCEABILITY. Seller represents and warrants that (i) Seller is the legal and beneficial owner of the Shares, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind;
(ii) Seller has the full right, power, authority and capacity to sell and transfer the respective Shares owned by such Seller; (iii) by virtue of the transfer of the Shares to Buyer at the Closing, Buyer will obtain full title to such Shares, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges, or encumbrances of any kind. This Agreement constitutes a legal, valid and binding agreement of the Seller, enforceable against Seller in accordance with its terms. As of the Closing Date and upon receipt of the Purchase Price, Seller represents that it has no claims of any kind against the Company.

         4.03. CORPORATE POWER AND AUTHORITY: DUE AUTHORIZATION. Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of Seller has duly approved and authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and no other corporate proceedings on the part of Seller are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement and each of the documents to which Seller is a party constitutes, or will constitute when executed and delivered, a valid and binding agreement of Seller, in each case enforceable in accordance with its terms.

         4.04. NO VIOLATION. The execution and delivery of this Agreement by the Seller does not, and the consummation of the transactions contemplated hereby will not, (a) violate or be in conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) with, or result in the termination of, or accelerate the performance





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required by, or excuse performance by any person of any of its obligations under, or cause the performance required by, or exercise performance by any person of any of its liabilities under, any provision of, or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which the Seller is a party or by which any of the Seller's assets or properties are bound; (b) violate or be in conflict with any provision of the Articles of Association or Bylaws of the Seller; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule, or regulation applicable to the Seller; or
(d) violate any other contractual or legal obligation or restriction to which the Seller is subject.

         4.05. ABSENCE OF QUESTIONABLE PAYMENTS. Neither the Seller nor Messrs. Pettigrew and Masters or any other person acting on their behalf has at any time directly or indirectly used funds for any illegal purpose, including without limitation, the making of any improper political contribution, bribe or kickback.

         4.06. PROFESSIONAL FEES. The Seller has not done anything to cause or incur any liability or obligation of the Company for investment banking, brokerage, finders, agents or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, and Seller does not know of any claim by anyone for such a fee, commission, expense or charge.

         4.07. CONSENTS AND APPROVALS. Seller has obtained or will have obtained prior to Closing, all consents, approvals, authorizations or orders of third parties, including governmental authorities, necessary for the authorization, execution and performance of this Agreement by Seller.

         4.08. FULL DISCLOSURE. Neither this Agreement, nor any schedule, exhibit, list, certificate or other instrument and document furnished or to be furnished by Seller to Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements and information contained herein or therein not misleading.


                                  ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF BUYER

         In order to induce Seller to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Seller as follows:

         5.01. ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.





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         5.02.   AUTHORIZATION.  The Board of Directors of Buyer has taken all action required by law, its Certificate of Incorporation, its Bylaws and otherwise to authorize the execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby.

         5.03. VALID AND BINDING AGREEMENT. This Agreement constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

         5.04. NO VIOLATION. The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not, (a) violate any provision, or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which Buyer is a party or by which it is bound;
(b) violate any provision of Buyer's Certificate of Incorporation or Bylaws;
(c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to Buyer; or (d) violate any other contractual or legal obligation or restriction to which Buyer is subject.

         5.05. PROFESSIONAL FEES. Buyer has not done anything to cause or incur any liability for investment banking, brokerage, finders, agents or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution and performance of this Agreement or the consummation of the transactions contemplated hereby, and Buyer does not know of any claim by anyone for such a commission or fee.

         5.06. CONSENTS AND APPROVALS. Buyer has obtained or will have obtained prior to Closing, all consents, approvals, authorizations or orders of third parties, including governmental authorities, necessary for the authorization, execution and performance of this Agreement by Buyer.

         5.07. FULL DISCLOSURE. Neither this Agreement, nor any certificate or other instrument or document furnished or to be furnished by Buyer to Seller pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements and information contained herein or therein not misleading.


                                 ARTICLE VI

                     COVENANTS AND AGREEMENTS OF SELLER

     Seller agrees that from the date hereof until the Closing, and thereafter if so specified, it will fulfill the following covenants and agreements unless otherwise consented to by Buyer in writing:

         6.01. FURTHER ASSURANCES. At any time and from time to time after the Closing, at Buyer's request and without further consideration, Seller will execute and deliver such other





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instruments of sale, transfer, conveyance, assignment, and delivery and confirmation and take such action as the Buyer may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Buyer and to place Buyer in possession and control of, and to confirm Buyer's title to, the Shares, and to assist Buyer in exercising all rights and enjoying all benefits with respect thereto.

         6.02. CONSENTS AND APPROVALS. Seller shall, in a timely, accurate and complete manner, take all necessary corporate and other action and use all reasonable efforts to obtain all consents, approvals, permits, licenses and amendments of agreements required of the Seller to carry out the transactions contemplated in this Agreement.

         6.03. NON-DISCLOSURE. (a) Except as agreed to in writing by Buyer, Seller will not disclose to any other person not an employee of Seller (or a person otherwise involved in the carrying out of the transactions contemplated by this Agreement), nor make any public announcement of, the transactions contemplated by this Agreement prior to the Closing. Any such disclosure to employees will be made on a need-to-know basis and on the condition that such employees agree to be bound by the same confidentiality terms.

                 (b) Seller absolutely and unconditionally covenants and agrees with Buyer that, from the period commencing on the Closing Date and continuing for a period of five years following the Closing Date, neither Seller nor any of its officers, directors, employees or affiliates and their successors and assigns will disclose to any other person not an employee of Seller, any information which it may have obtained regarding the business of the Company.

         6.04.  NON-COMPETITION.

                 (a) Seller and its affiliates absolutely and unconditionally covenant and agree with the Buyer that, from the period commencing on the Closing Date and continuing for a period of five years following the Closing Date, neither Seller nor any of its directors, officers, employees or affiliates will, either directly or indirectly, solely or jointly with any other person or persons, as an employee, consultant or advisor (whether or not engaged in business for profit), or as an individual proprietor, partner, shareholder, director, officer, joint venturer, investor, lender or in any other capacity, compete with the business of the Buyer in any and all parts of the world outlined on the plan annexed to that certain Shareholders' Agreement dated September 22, 1989 and subsequently amended, by and between Buyer and Seller (the "Shareholders' Agreement") as Exhibit B. For purposes of this Agreement, "compete with the business of the Buyer" shall mean engaging in the business of developing, designing, managing or operating private correctional facilities or providing extradition services therefore, provided, however, that the foregoing restriction shall not prevent Seller from providing security personnel for supervision and security operations to such entities.

                 (b) It is expressly understood, acknowledged and agreed by Seller (i) that the restriction contained in Section 6.04(a) of this Agreement represents a reasonable and necessary protection of the legitimate interests of the Buyer and that its failure to observe and comply with




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its covenants and agreements in that paragraph will cause irreparable harm to the Buyer; (ii) it is and will continue to be difficult to ascertain the nature, scope and extent of the harm; and (iii) a remedy at law for such failure by the Seller will be inadequate. Accordingly, it is the intention of the parties that, in addition to any other rights or remedies which the Buyer may have in the event of any breach of Section 6.04(a), the Buyer shall be entitled, and is expressly and irrevocably authorized by Seller, to demand and obtain specific performance, including, without limitation, temporary and permanent injunctive relief and all other appropriate equitable relief against Seller in order to enforce against Seller the covenants and agreements contained in that Section of this Agreement.

                 (c) If any court of competent jurisdiction shall at any time deem the duration of the restriction contained in Section 6.04(a) of this Agreement to be too lengthy or the scope thereof to be too broad, the restrictive time period shall be deemed to be the longest period permissible by law, and the scope shall be deemed to comprise the broadest scope permissible by law. The parties hereby agree that such court may modify the objectionable provision so as to make it valid, reasonable and enforceable and agree to be bound by the terms of such provision, as modified by the court.

         6.05. EXCLUSIVITY. Unless and until this Agreement terminates, neither Seller nor any of its directors, officers, employees, investment bankers, commercial banks, representatives or agents shall, directly or indirectly, solicit, initiate, or knowingly encourage initiation of any inquiries or proposals from or provide any confidential information to or participate in any discussion or negotiations with, any person (other than Buyer and its affiliates and their respective directors, officers, employees, investment bankers, commercial banks, representatives and agents) concerning the sale of the Shares, nor shall Seller accept any proposal with respect to, or otherwise enter into any such sale or other similar transaction.


                                  ARTICLE VII

                       CONDITIONS TO BUYER'S OBLIGATIONS

         All obligations of Buyer hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         7.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Seller in this Agreement shall be true when made and at and as of the time of the Closing as though such representations and warranties were made at and as of such date.

         7.02. PERFORMANCE. Seller shall have performed and complied with all agreements, obligations, and conditions required by this Agreement to be so complied with or performed.




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         7.03.   OFFICER'S CERTIFICATE.  Seller shall have delivered to Buyer a
Certificate of an officer of Seller dated the Closing Date, certifying as to the fulfillment of the conditions specified in Sections 7.01 and 7.02 hereof.

         7.04. CONSENTS AND APPROVALS. Buyer shall have received all consents required for the consummation of the transactions contemplated hereby, all of which consents shall be in form and substance satisfactory to Buyer.

         7.05. RENEWAL OF BORALLON CONTRACT. That certain contract by and between the Company and the Queensland Corrective Service Commission with respect to the Borallon Correctional Centre shall have been renewed on terms and conditions satisfactory to Buyer.

         7.06. FAVORABLE TAX RULING. The Company shall have received, in the opinion of Buyer, a favorable 51 AD tax code ruling as to the expensing of the infrastructure of the New Women's Prison.

         7.07. COMMONWEALTH APPROVAL. The Buyer shall have received notification from the Commonwealth government that it does not object to the Buyer acquiring the Seller's shares pursuant to this Agreement, as provided for in S.26(2) of the Foreign Acquisitions & Takeovers Act (Commonwealth). The Buyer agrees to notify the Treasurer of the Commonwealth of this Agreement and its intention to acquire the Seller's shares forthwith upon the execution of this Agreement.


                                ARTICLE VIII

                     CONDITIONS TO SELLER'S OBLIGATIONS

         All obligations of Seller under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         8.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Buyer in this Agreement shall be true when made and at and as of the time of the Closing as though such representations and warranties were made at and as of such date.

         8.02. PERFORMANCE. Buyer shall have performed and complied with all agreements, obligations, and conditions required by this Agreement to be so complied with or performed.

         8.03. OFFICER'S CERTIFICATE. Buyer shall have delivered to Seller a Certificate of an officer of Buyer, dated the Closing Date, certifying as to the fulfillment of the conditions specified in Sections 8.01 and 8.02 hereof.





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                                   ARTICLE IX

                                INDEMNIFICATION

         9.01. INDEMNIFICATION BY SELLER. The Seller hereby agrees to defend, indemnify and hold harmless Buyer and shall reimburse Buyer for, from and against each claim, loss, liability, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses"), directly or indirectly relating to, resulting from or arising out of:

                 (a) Any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, undertaking, agreement or other obligation by or of Seller contained herein, or in any certificate, schedule, document or instrument delivered to Buyer pursuant hereto.

                 (b) Without prejudice to the Buyer's undertaking and indemnity in Section 2.02 any and all liabilities or obligations of the Seller to the Company arising outside of this Agreement.

                 (c)      Any other Loss incidental to any of the foregoing.

         9.02. INDEMNIFICATION BY BUYER. Buyer hereby agrees to defend, indemnify and hold harmless Seller, and shall reimburse Seller for, from and against Losses directly or indirectly relating to, resulting from or arising out of:

                 (a) Any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, undertaking, agreement or other obligation by Buyer contained herein or in any certificate, document or instrument delivered to Seller pursuant hereto.

                 (b)      Any other Loss incidental to the foregoing.

         9.03. PROCEDURE. The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under Sections 9.01 or 9.02 of this Agreement, and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, Buyer and the Seller shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party. If a firm written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and





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the indemnified party refuses to consent to such settlement, then:  (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.


                                   ARTICLE X

                          SURVIVAL OF REPRESENTATIONS

         10.01. SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants, indemnities and agreements by the parties contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of any party hereto, and other than the covenants of the Seller contained in Section 6.04 hereof and the undertaking and indemnities of the Buyer contained in Section 2.02, shall expire on the second anniversary of the Closing Date.

         10.02. STATEMENTS AS REPRESENTATIONS. All statements contained in any certificate, schedule, list, document or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties for all purposes of this Agreement.

         10.03. REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

         10.04. LIMITATION ON SELLER'S LIABILITY. Notwithstanding any other provisions of this Agreement, under no circumstances whatsoever shall the liability of the Seller for:

         (a) breach of any and all of the warranties and representations contained in Article IV hereof; and

         (b) under the indemnity given by the Seller under Article IX hereof in relation to such warranties and representations; and

         (c) breach of any and all of any warranties and conditions as to title to the Shares that may be implied by law into the sale and purchase of the Shares exceed in the aggregate for any and all claims a sum equal to the Purchase price.



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                                 ARTICLE XI

                          TERMINATION OF AGREEMENT

         11.01. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                 (a)      By mutual agreement of Seller and Buyer.

                 (b) By Buyer, if there has been a material violation or breach by the Seller of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing, or if any of the conditions set forth in Article VII hereof have not been satisfied by the Closing or have not been waived in writing by Buyer.

                 (c) By Seller, if there has been a material violation or breach by the Buyer of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing, or if any of the conditions set forth in Article VIII hereof have not been satisfied by the Closing or have not been waived in writing by Seller.

                 (d) By either Buyer or Seller if the transactions contemplated by this Agreement shall not have been consummated on or before [April 30, 1995].

                 (e) By either Buyer or the Seller if the other makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy or seeks or consents to any reorganization or similar relief under any present or future bankruptcy act or similar law, or is adjudicated a bankrupt or insolvent, or if a third party commences any bankruptcy, insolvency, reorganization or similar proceeding involving the other.

         11.02.  EFFECT OF TERMINATION.   In the absence of fraud or willful
breach on the part of Seller, or on the part of Buyer, then Seller will not have any liability to Buyer, or Buyer will not have any liability to Seller, as the case may be, under this Agreement if Seller or Buyer terminates this Agreement pursuant to Section 11.01.


                                 ARTICLE XII

                                MISCELLANEOUS

         12.01. EXPENSES. All fees and expenses incurred by Seller, including without limitation, legal fees and expenses, in connection with this Agreement will be borne by Seller and all fees and expenses incurred by Buyer, including, without limitation, legal fees and expenses, in connection with this Agreement will be borne by Buyer, provided, however, that Buyer shall be responsible for all stamp duty which may be due to any jurisdiction or governmental entity as a result of the Closing of the purchase of the Shares.

         12.02.  ASSIGNABILITY; PARTIES IN INTEREST.

                 (a) Buyer may assign any and all of its rights hereunder to any affiliate of or any direct or indirect subsidiary of Buyer, and Buyer shall advise Seller of any such assignment and shall designate such party as the assignee and transferee of the securities purchased. Any such assignee shall assume all of Buyer's duties, obligations and undertakings hereunder, but the assignor shall remain liable thereunder.

                 (b) Seller may not assign, transfer or otherwise dispose of any of its rights hereunder without the prior written consent of Buyer.

                 (c) All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, successors, assigns and legal or personal representatives of the parties hereto.

         12.03. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including the exhibits, schedules, lists and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and undertakings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by all parties or their respective heirs, successors, assigns or legal personal representatives. Any condition to a party's obligations hereunder may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision or to exercise its rights with respect to any provision hereof, shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same.

         12.04. HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

         12.05. SEVERABILITY. The invalidity of any term or terms of this Agreement shall not affect any other term of this Agreement, which shall remain in full force and effect.

         12.06. NOTICES. All notices, request, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

         If to Seller:

         Chubb Security Holdings Australia Limited
         P. O. Box 1955
         149-155 Milton Street
         Ashfield NSW 2131
         Australia
         Attn:  Mr. Graeme Francis Pettigrew

         If to Buyer:

         Corrections Corporation of America
         102 Woodmont Boulevard, Suite 800
         Nashville, Tennessee  37205
         Attn:  Doctor R. Crants

         With a copy to:

         Elizabeth E. Moore, Esq.
         Stokes & Bartholomew, P.A.
         424 Church Street, Suite 2800
         Nashville, Tennessee  37219

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         12.07. GOVERNING LAW. This Agreement shall be governed by and be interpreted under the laws of Queensland without regard to the conflicts of law principles thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court located in Queensland over any action or proceeding to enforce any right under this Agreement. The parties further acknowledge that irrevocable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court in Queensland. This being in addition to any other remedy to which they may be entitled at law or equity.

         12.08. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, with the same effect as if the signatories executing the several counterparts had executed one counterpart, provided, however, that the several executed counterparts shall together have been signed by Buyer and the Seller. All such executed counterparts shall together constitute one and the same instrument.

         12.09.  DISPUTE RESOLUTION.

                 (a) Any party to this agreement claiming that a dispute has arisen under this agreement between any of the parties to this agreement shall give notice to the other party in dispute designating as its representative in negotiations relating to the dispute a person with authority to settle the dispute and the other party given written notice shall promptly give notice in writing to the first party designating as its representative in negotiations relating to the dispute a person with similar authority.

                 (b) The designated persons shall within 10 days of the last designation required by subsection (a), following whatever investigations each deems appropriate, seek to resolve the dispute.

                 (c) If the dispute is not resolved within the following 10 days (or within such further period as the representatives may agree is appropriate) the parties in dispute shall within a further 10 days seek to agree on a process for resolving the whole or part of the dispute through means other than litigation, such as further negotiations, mediation, conciliation, independent expert determination and so on.

                 (d) The parties acknowledge that the purpose of any exchange of information or documents or the making of any offer of settlement pursuant to this Section is to attempt to settle the dispute between the parties. No party may use any information or documents obtained through the dispute resolution process established by this Section for any purpose other than in an attempt to settle a dispute between that party and the other party to this Agreement.

                 (e) After the expiration of the time established by this Section for agreement on a dispute resolution process, any party which has complied with the provisions of this Section may in writing terminate the dispute resolution process provided for in this Section and may then commence Court proceedings relating to the dispute.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Buyer and by the Seller on the date first above written.



                             BUYER:

                             CORRECTIONS  CORPORATION  OF  AMERICA



                             By:
                                -------------------------------------


                             Title:
                                   ----------------------------------

                                SELLER:

                                CHUBB  SECURITY  HOLDINGS  AUSTRALIA
                                LIMITED



                                By:
                                   -------------------------------------


                                Title:
                                      ----------------------------------





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